Exhibit 10.18

Heartland Payment Systems, Inc.
Amended and Restated 2000 Equity Incentive Plan

ARTICLE I

PURPOSE AND EFFECTIVENESS

1.1                                 Purpose.  The purpose of the Plan is to promote the success of Heartland Payment Systems, Inc. (the “Company”) by providing a method whereby (i) employees of the Company and its Subsidiaries and (ii) independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration competitive with industry practices for services they render, thereby encouraging them to remain in the employ of the Company or its Subsidiaries and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries.  The Plan is also intended to aid in (i) attracting and retaining persons of exceptional ability and leadership qualities to become officers and employees of the Company and its Subsidiaries and (ii) inducing independent contractors to agree to provide services to the Company and its Subsidiaries.

It is intended that this purpose will be effected by the granting of “nonqualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company and/or by the granting of awards of shares of Common Stock.

1.2                                 Effective Date.  The Plan became effective on October 1, 2000, and was amended and restated on July 29, 2003, but shall be subject to approval by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company.  Any Options granted under the Plan prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained.

1.3                                 Term of Plan.  Unless sooner terminated by action of the Board, the Plan will terminate on July 30, 2013.

ARTICLE II

DEFINITIONS

2.1                                 Certain Defined Terms.  Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Option or Stock Award, as any such Agreement may be supplemented or amended from time to time.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.  Reference to any specific Code section shall include any successor section.

“Common Stock” means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

“Committee” means the committee of the Board appointed or designated pursuant to Section 3.1 to administer the Plan in accordance with its terms.

“Company” means Heartland Payment Systems, Inc. and any successor entity.

“Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not.

“Disability” means a Participant is qualified for long-term disability benefits under the applicable health and welfare plan of the Company or, if no such benefits are then in existence, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Date of Grant” means the date on which the Committee makes the determination granting an Option or Stock Award, or such other date as is determined by the Board.

“Effective Date” means October 1, 2000, the date on which the Plan originally became effective.

“Eligible Employee” means an Employee who is selected by the Committee, in accordance with Section 5.1 of the Plan to participate in the Plan.

“Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute or statutes thereto.

“Fair Market Value” means the value of  Shares as determined by the Committee in accordance with the provisions of Article X of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.  Reference to any specific Exchange Act section shall include any successor section.

“Incentive Option” means an option granted under this Plan that is both intended to and qualifies as an incentive stock option under Section 422 of the Code.

“Initial Public Offering” or “IPO” means the first underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, for which the Company receives not less than $25 million in gross proceeds and following which there is a public market for the securities so offered.

“Nonqualified Option” means an option granted under this Plan that either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Code.

“Officer” means an Employee who is subject to the provisions of Section 16b of the Exchange Act.

“Option” means a Nonqualified Option or an Incentive Option.

“Optionee” means an Employee of the Company or a Subsidiary or a Consultant who has received an Option under this Plan.

“Option Price” means the price which must be paid by an Optionee upon exercise of an Option to purchase a share of Common Stock.

“Option Shares” means, with respect to any Option granted under this Plan, the Common Stock that may be acquired upon the exercise of such Option.

“Participant” means an Employee or a Consultant who has received an Option or a Stock Award under this Plan.

“Plan” means this Heartland Payment Systems, Inc. Amended and Restated 2000 Equity Incentive Plan, as amended from time to time.

“Plan Award” means an Option, a Stock Award or a Stock Appreciation Right.

“Secretary” means the secretary of the Company or his designee.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” shall mean any right granted under Section 6.12 of the Plan.

“Stock Award” means the transfer of Common Stock to an eligible individual pursuant to Article VIII of the Plan.

“Subsidiary” of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any business entity in which the Company owns directly or indirectly, 50% or more of the voting, capital or profits interests.  An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Termination of Service” occurs when a Participant ceases to serve as an Employee of the Company and its Subsidiaries or as a Consultant, as the case may be, for any reason.

“Vesting Date” with respect to any Plan Award granted hereunder means the date on which such Plan Award ceases to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Plan Award.  If more than one Vesting Date is designated for a Plan Award, reference in the Plan to a Vesting Date in respect of such Plan Award shall be deemed to refer to each part of such Plan Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1                                 Committee.   The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee.  The Committee shall select one of its members as its chairman.  The Committee shall hold meetings at such times and places as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings.  A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum.  Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

3.2                                 Powers.  Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion:

(i)                                     to determine which eligible individuals shall be granted Plan Awards;

(ii)                                  to grant Plan Awards;

(iii)                               to determine the times when Options may be granted and the number of Shares that may be purchased pursuant to such Options;

(iv)                              to determine the Fair Market Value of the Common Stock in accordance with Article X of the Plan and the exercise price of the Shares subject to each Option, which price shall be not less than the minimum specified in Section 6.3;

(v)                                 to determine the time or times when each Option becomes exercisable, the duration of the exercise period, and any other restrictions on the exercise of Options issued hereunder;

(vi)                              to prescribe the form or forms of the Agreements under the Plan;

(vii)                           to determine the circumstances under which the time for exercising Options should be accelerated and to accelerate the time for exercising outstanding Options;

(viii)                        to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a Termination of Service for purposes of the Plan;

(ix)                                to designate whether any Option to be granted hereunder is to be an Incentive Option or a Nonqualified Option;

(x)                                   to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option);

(xi)                                to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option;

(xii)                             to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company;

(xiii)                          to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal or right of first offer (as well as the terms and conditions of any such right of first refusal or right of first offer);

(xiv)                         to establish a vesting provision for any Plan Award relating to the time when (or the circumstances under which) the Plan Award may vest, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events and

(xv)                            to make all other determinations deemed necessary or advisable for the administration of the Plan;

provided, however, that with respect to those Participants who are not “Officers” or “directors” of the Company within the meaning of Section 16b of the Exchange Act, the Committee may delegate to any person or persons (“Subcommittee”) all or any part of its authority as set forth in clause (i) through (xv) above.

3.3                                 Rules and Interpretations.  The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable.  Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

3.4                                 Liability and Indemnification.  No member of the Committee shall be personally liable for any action, determination or interpretation made by that member or the Committee in good faith with respect to the Plan or any Option granted pursuant thereto.    Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by that member or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company.

3.5                                 Survival of Provisions.  The provisions of this Article III shall survive any termination of the Plan.

3.6                                 Costs of Plan.  All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan.  The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

3.7                                 Additional Restrictions Following an IPO.    Upon the Company registering any class of common equity securities under Section 12 of the Exchange Act coincident with an Initial Public Offering, the Committee shall be comprised of not less than two persons each of whom qualifies as both:  (i) a “Non-Employee Director” within the meaning of the rules promulgated under Section 16b of the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.  All members of the Committee shall be “outside directors” within the meaning of the Section 162(m) no later than the earliest applicable date described in Treasury Regulation Section 1.162-27(f)(2) (the “Transition Date”).

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1                                 Number of Shares.  The maximum number of Shares with respect to which Plan Awards may be granted during the term of the Plan is [5,000,000] (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article IX of the Plan).  The terms of this Plan shall not apply to Plan Awards granted prior to the Effective Date.  No fractional Shares shall be issued with respect to Plan Awards granted under the Plan.

4.2                                 Source of Shares.  During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.  Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

4.3                                 Counting of Shares.  In the event that any outstanding Plan Award under the Plan for any reason expires, is terminated, forfeited or is canceled without having been exercised prior to the expiration date of the Plan, the Shares subject to the outstanding portion of such Plan Award may, to the extent permitted by rules promulgated under the Exchange Act and the Code, again be subject to a Plan Award granted under the Plan.  If any shares of Common Stock issued or sold pursuant to a Stock Award or the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option and/or Award granted under the Plan (other than Incentive Options).

ARTICLE V

ELIGIBLITY AND PARTICIPATION

5.1                                 General.  The persons who shall be eligible to participate in the Plan and to receive Plan Awards shall be such employees (including officers and directors) of the Company and its Subsidiaries or Consultants as the Committee shall select.  Plan Awards may be made to employees or Consultants who hold or have held Plan Awards under this Plan or any similar plan or other awards under any other plan of the Company or any of its Subsidiaries.  Any member of the Committee shall be eligible to receive Plan Awards while serving on the Committee, subject to applicable provisions of the Exchange Act and the rules promulgated thereunder.

5.2                                 Committee Discretion.  Plan Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.  Except as required by this Plan, Plan Awards granted at different times need not contain similar provisions.  The Committee’s determinations under the Plan (including without limitation, determinations of which individuals, if any, are to receive Plan Awards, the form, amount and timing of such Plan Awards, the terms and provisions of such Plan Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Plan Awards under the Plan.

ARTICLE VI

GRANTS OF STOCK OPTIONS; STOCK APPRECIATION RIGHTS

6.1                                 Grant of Options.  Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the number of shares of Common Stock subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option and, subject to Section 6.3, the purchase price of the shares of Common Stock subject to such Option.  Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve.  Each Optionee shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company to the Optionee.  Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.

6.2                                 Provisions of Options.  Option Agreements shall conform to the terms and conditions of the Plan.  Such Agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to the Option or Stock received by any other optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning vesting upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of shares acquired under the Plan, provisions conditioning the grant of the option or future options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the Optionee elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.  All Options shall specify the term during which the Option may be exercised, which shall be ten years or less, subject to the provisions of the Plan with respect to termination of employment.

6.3                                 Option Price.  The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee and may not be less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.

6.4                                 Limitations on Exercisability.  No Option or part thereof may be exercised before the Vesting Date(s) set forth in its terms, other than in the event of an acceleration as provided in Article IX, or after the Option expires by its terms as set forth in the applicable Agreement.  In the case of an Option which is exercisable in installments, installments which are exercisable and not exercised shall remain exercisable during the term of the Option.  The grant of an Option shall impose no obligation on the Optionee to exercise such Option.

6.5                                 Vesting.  The Committee may, in its sole discretion, specify in any Agreement a vesting schedule that must be satisfied before Options may be exercised, such that all or any portion of an Option may not be exercised until a Vesting Date or Vesting Dates, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan.  Subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

6.6                                 Limited Transferability of Options.  Subject to the exceptions noted in this Section 6.6 and Section 6.11, no Option shall be transferable other than by will or the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee (or his or her court-appointed legal representative).

6.7                                 No Rights as a Stockholder.  An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8                                 Special Provisions Applicable to Incentive Options.

(a) Options granted under this Plan which are intended to qualify as Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to Employees.

(b) To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Optionee in any calendar year (under this Plan or any other stock option plan of the Company or any Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

(c) No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof, unless such Option (i) has an exercise price of at least 110% of the Fair Market Value of the Stock on the Date of Grant of such option; and (ii) cannot be exercised more than five years after the Date of Grant.

(d) Each Optionee who receives an Incentive Option must agree to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Option.  A Disqualifying Disposition is any disposition of such Stock before the later of (i) two years after the date the optionee was granted the Incentive Option or (ii) one year after the date the Optionee acquired Stock by exercising the Incentive Option, other than a transfer (i) from a decedent to an estate, (ii) by bequest or inheritance, (iii) pursuant to a tax-free corporate reorganization, or (iv) to a spouse or incident to divorce.  Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Optionee provides proof satisfactory to the Committee of the Optionee’s continued beneficial ownership of the Stock.

(e) No Incentive Option shall be granted after the date which is ten years from the date this Plan is adopted by the Board, or the date the Plan is approved by the stockholders, whichever is earlier.  The Option Price for Incentive Options shall not be less than the Fair Market Value of the Common Stock on the Date of Grant of such Incentive Option.

(f) No Incentive Option shall be transferable other than by will or the laws of descent and distribution.

(g) No grant of Incentive Options shall be made under this Plan unless such Plan is approved by the stockholders of the Company within 12 months of the Effective Date of the Plan.

6.9                                 Financing of Option Exercises.  The Committee may permit any Optionee to pay the Option Price under the Option by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased Common Stock.  The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Committee in its sole discretion.  In no event may the maximum credit available to the Optionee exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased Shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

6.10                           Cancellation and Regrant of Options.  The Committee shall not, without first having obtained the approval of the shareholders of the Company, effect the cancellation of any or all outstanding Options under the Plan and the substitution therefor of new Options covering the same or  a different number of Shares but with an exercise price per share based on the Fair Market Value per Share on the new option grant date.

6.11                           Additional Restrictions Following an IPO.

(a) Subsequent to the Company registering any class of common equity securities under Section 12 of the Exchange Act coincident with an Initial Public Offering, no individual may be granted in any fiscal year of the Company Options covering more than 500,000 shares (as such number may be adjusted from time to time as provided in Section 9.1).  Further, Options granted to persons subject to Section 16b of the Exchange Act (“Officers”) must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions, including (i) a restriction precluding the exercise of such Option within six months of the Date of Grant (other than in the case of an event described in sections 9.2 or 9.6 of the Plan), and (ii) any Option granted to an Officer shall have an Option Price at least equal to the Fair Market Value of the Company Stock on the Date of Grant of such Option.

(b) Subsequent to the Company registering any class of common equity securities under Section 12 of the Exchange Act coincident with an Initial Public Offering, the Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an option (i) to his spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as it may establish to ensure compliance with any rule promulgated pursuant to the Exchange Act, or for other purposes.  The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

6.12                           Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to eligible persons subject to the terms of the Plan.  Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

ARTICLE VII

EXERCISES OF STOCK OPTION

7.1                                 General.  Any Option may be exercised in whole or in part at any time to the extent such Option has become exercisable during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only.  Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office in accordance with such procedures for the exercise of Options as the Committee may establish from time to time of (i) notice in writing signed by the Optionee (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 7.3 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised pursuant to Section 9.2 by any individual other than the Optionee, appropriate proof of the right of such individual to exercise the Option or portion thereof; and (v) full payment to the Company of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option (as specified in Section 7.4 below).

7.2                                 Share Certificates.  Upon receiving notice of exercise and payment, the Company will cause to be delivered to the Optionee, as soon as practicable, a certificate in the Optionee’s name for the Shares purchased, and within a reasonable time thereafter such transfer shall be evidenced on the books and records of the Company.  The Shares issuable and deliverable upon the exercise of a Stock Option shall be fully paid and nonassessable.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

7.3                                 Payment for Shares.  Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option.  The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 12.5 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Common Stock, (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vi) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under General Corporation Law for the State of New Jersey.  The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate To the extent the Option exercise price may be paid in Shares as provided above, Shares delivered by the Optionee may be (i) upon the exercise of an Incentive Option, shares which were received by the Optionee upon exercise of one or more previously exercised Incentive Options, but only if such Shares have been held by the Optionee for the periods of time required by Section 422(a)(1) or six months, whichever is longer, or (ii) shares which were received by the Optionee upon exercise of one or more Nonqualified Options, but only if such Shares have been held by the Optionee for at least six months.

7.4                                 Share Withholding.  Each Agreement shall require that an Optionee pay to the Company, at the time of exercise of a Nonqualified Option, such amount as the Company deems necessary to satisfy the Company’s obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon.  An Optionee may satisfy such withholding requirements by having the Company withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the minimum amount required by law to be withheld; provided, however, that in the case of an exercise by an Optionee subject to Section 16b of the Exchange Act, such withholding must be approved by the Committee before execution thereof.

7.5                                 Additional Restrictions Following an IPO.

(a) Unless a registration statement under the Securities Act and the applicable rules and regulations thereunder is then in effect with respect to Shares issued under this Plan, the Company shall require that the offer and sale of such Shares be exempt from the registration provisions of said Act.  In furtherance of such exemption, the Company may require, as a condition precedent to the grant of any Plan Award, that the Participant give to the Company written representation and undertaking, satisfactory in form and substance to the Company, that he is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company’s satisfaction that the offer or sale of the Shares issuable upon exercise of the Option will not constitute or result in any breach or violation of the Securities Act or any similar state act or statute or any rules or regulations thereunder.  In the event a registration statement under the Securities Act is not then in effect with respect to the Shares, the Company shall place upon any stock certificate an appropriate legend referring to the restrictions on disposition under the Act.

(b) Until such time as the Common Stock of the Company is first registered under Section 12 of the Exchange Act, (i) the Participant may not sell or otherwise transfer Common Stock acquired pursuant to this Article until such Common Stock has been held for six months and (ii) the right of a Participant under this Plan to exercise an Option and thereby purchase Shares shall be subject to any requirement imposed by the Company or the Committee upon the Participant to execute a stockholders agreement prior to the transfer of such Shares.  The stockholders agreement may contain such restrictions and limitations as the Company or the Committee may deem necessary and appropriate with respect to the Participant’s ownership rights in the Shares.  Except as specifically permitted by the provisions of the stockholders agreement, the Participant shall have no right to sell, transfer or otherwise dispose of the shares.   Certificates representing Shares issued upon the exercise of Options shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable stockholders agreement and that the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

ARTICLE VIII

GRANTS OF COMMON STOCK

8.1                           Stock Awards.  The Committee shall have the sole authority and discretion under the Plan

(i)                                     to select the Employees who are to be granted Stock Awards hereunder;

(ii)                                  to determine the time or times and the conditions subject to which Stock Awards may be made;

(iii)                               to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to a Stock Award shall lapse;

(iv)                              to establish vesting provisions with respect to any shares of Common Stock subject to a Stock Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events;

(v)                                 to determine the circumstances under which shares of Common Stock acquired pursuant to a Stock Award may be subject to repurchase by the Company;

(vi)                              to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to a Stock Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to a Stock Award may be subject to the Company’s right of first refusal or right of first offer (as well as the terms and conditions of any such right of first refusal or right of first offer);

(vii)                           to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and

(viii)                        to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

8.2                                 Vesting.  Stock Awards shall be subject to the right of the Company to require forfeiture of such Shares by the Participant in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable vesting period established by the Committee for such Award.  Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.  In the event of a Participant’s termination of employment for any reason prior to the lapse of restrictions applicable to a Stock Award made to such Participant and unless otherwise provided for herein by this Plan or as provided for in the Stock Agreement, all rights to Shares as to which there remain unlapsed restrictions shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the participant nor any successors, heirs, assigns or personal representatives of such participant shall thereafter have any further rights or interest in such Shares.

8.3                                 Nontransferability of Stock Awards.  Shares of Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable vesting period.  Shares of Stock Awards shall be evidenced in such manner as the Committee may determine.  Any certificates issued in respect of shares of Stock Awards shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the vesting period, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary.  Each certificate evidencing stock subject to Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.  Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective.  During the restriction period, the Participant shall have the rights of a shareholder for all such Shares of Common Stock, including the right to vote and the right to receive dividends thereon as paid.

8.4                                 Tax Withholding.  To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld, or if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes.  All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

8.5                                 Additional Restrictions Following an IPO.

(a) In the event that the Company becomes a “publicly held corporation” within the meaning of Section 162(m), the Committee will not on or after the Transition Date grant any Award to any Employee who is likely to be a “covered employee” within the meaning of Section 162(m), unless the grant of such Award complies with the requirements set forth in Section 162(m) with respect to the Company’s entitlement to a deduction for such Award, including without limitation the requirements relating to objective performance goals established by the Committee and shareholder approval.

(b) Until such time as the Common Stock of the Company is first registered under Section 12 of the Exchange Act, (i) the Participant may not sell or otherwise transfer Common Stock acquired pursuant to this Article until such Common Stock has been held for six months and (ii) the right of a Participant under this Plan to receive a Stock

Award shall be subject to any requirement imposed by the Company or the Committee upon the Participant to execute a stockholders agreement prior to the transfer of such Shares.  The stockholders agreement may contain such restrictions and limitations as the Company or the Committee may deem necessary and appropriate with respect to the Participant’s ownership rights in the Shares.  Except as specifically permitted by the provisions of the stockholders agreement, the Participant shall have no right to sell, transfer or otherwise dispose of the shares.    Certificates representing Stock Awards shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

ARTICLE IX

EVENTS AFFECTING PLAN RESERVE OR PLAN AWARDS

9.1                                 Capital Adjustments.

(a) If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the number of shares of Common Stock reserved for the Plan, (ii) the number of shares subject to outstanding Options and Stock Awards, and (iii) the exercise price with respect to outstanding Options, provided, however, that the number of shares subject to any Option shall always be a whole number.  The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 9.1.

Any such adjustment to an Option shall be made without a change to the total exercise price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices), and shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

(b) In the event of a transaction involving (i) a merger or consolidation in which the Company is not the surviving company or (ii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the Fair Market Value of a Share multiplied by the number of Shares subject to the Options (to the extent such Options have not been exercised) less the exercise price for such Options (to the extent such Options have not been exercised); provided, however, that if the Board desires to have a transaction described in clause (i) or (ii) above treated as a pooling of interests under generally accepted accounting principles, the Committee shall not take any action or make any determination under this Article IX which would prevent such treatment.

(c) In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify the Optionee at least fifteen (15) days prior to such proposed action.  To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

9.2                                 Death or Disability of a Participant.  If a Participant who is an Employee or a director of the Company ceases to be an Employee or a director of the Company (i) by reason of his death, or (ii) solely in the case of an Employee, because of his Disability, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the Plan, unless the applicable Agreement provides otherwise, each outstanding Plan Award granted under the Plan to such Participant shall immediately become vested and, if an Option, exercisable in full in respect of the aggregate number of shares covered thereby.  Each Option may be exercised by the Participant’s estate or the Participant, as the case may be, for a period of twelve months from the date of death or six months from Termination of Service due to Disability.  In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 9.2.

9.3                                 Other Termination of Service.  If a Participant who is an Employee or a director ceases to be an Employee or a director for any reason other than death or Disability, or if there is a termination of the relationship in respect of which a Consultant was granted an Option hereunder, except as otherwise determined by the Committee, all Plan Awards held by the Participant that were not vested and exercisable immediately prior to such termination shall become null and void at the time of the termination.  Any Options that were exercisable immediately prior to the termination will continue to be exercisable for a period of (i) one month in the case of voluntary resignation; and (ii) three months in the case of involuntary dismissal (or such shorter or longer period as the Committee may determine), and shall thereupon terminate.  Any termination by the Company for Cause will be treated in accordance with the provisions of Section 9.4.  In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 9.3.

9.4                                 Termination by Company for Cause.  If a Participant’s employment or service relationship with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary for Cause, then all Plan Awards held by such Participant, whether or not then vested or exercisable, shall immediately terminate.  For these purposes, Cause shall have the meaning ascribed thereto in any employment agreement to which such Participant is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, other significant misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity.

9.5                                 Leave of Absence.  The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the Employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment.  Plan Awards granted under the Plan shall not be affected by any change of employment so long as the Participant continues to be an employee of the Company or any Subsidiary.

9.6                                 Change-In-Control.  No Agreement issued pursuant to the Plan may provide for the acceleration of any vesting schedule solely because of the occurrence of any “Approved Transaction, Board Change or Control Purchase”, each of which is a “Change-in-Control” of the Company.  Awards may provide for an acceleration of a vesting schedule in the event of the involuntary dismissal of a Participant within a specified period of time following a Change-in-Control, notwithstanding any contrary waiting period, installment period, or vesting schedule in any Agreement or in the Plan. Such period of time is to be determined by the Committee at the date of grant of the Plan Award and specified in the Agreement.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any merger, consolidation or binding share exchange of the Company, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary or any employee benefit plan sponsored by the Company or any Subsidiary) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Controlling Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company ordinarily having the right to vote in the election of directors, other than in a transaction (or series of related transactions) approved by the Board.  For purposes of this definition, “Controlling Person” means each of the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date of this Plan, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs.  As used with respect to any person, the term “family member” means the spouse, parents, siblings and lineal descendants of such person.

9.7                                 Recapture of Option Profit.  An Option may, in the sole discretion of the Committee and on the Date of Grant, contain a “Harmful Conduct” provision.  Such a provision shall provide that in the case of an Employee who has been granted an Option and exercised such Option under this Plan, who has terminated employment, and who has engaged in Harmful Conduct, the Committee may, in its sole discretion, require such Employee to pay to the Company his Recent Option Profit.  For the purposes of this Section 9.7, “Harmful Conduct” means a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any Subsidiary, or to refrain from solicitation of the customers, suppliers or employees of the Company or any Subsidiary.  “Recent Option Profit” means an amount equal to the excess of (i) the Fair Market Value of the Stock purchased by such individual through the exercise of Options during the fifteen month period commencing twelve months before the individual’s last day of employment and ending three months after the last day of employment over (ii) the amount paid to exercise such Options.

ARTICLE X

FAIR MARKET VALUE

10.1                           General.  The fair market value of the Common Stock of the Company on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists;

(ii)                                  If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists;

(iii)                               If the Common Stock is not quoted on the NASDAQ System or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

(iv)                              If for any day the Fair Market Value of a share of the Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

ARTICLE XI

GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

11.1                           General.  The Plan, and the grant and exercise of Plan Awards hereunder, and the Company’s obligation to sell and deliver stock under Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

11.2                           Additional Restrictions Following an IPO.  The obligation of the Company with respect to Plan Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted.  For so long as the Common Stock of the Company is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issued to Participants under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1                           Legends.  Each certificate evidencing Common Stock obtained through the Plan shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions applicable to such Shares, including, without limitation, any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such dispositions will not violate any federal or state securities laws.

12.2                           Rights of Company.  Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Participant and the Company or any Subsidiary.  The grant of Options pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

12.3                           Designation of Beneficiaries.  Each Participant who shall be granted a Plan Award may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

12.4                           Compliance with Other Laws and Regulations.  Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock if the issuance thereof would constitute a violation by the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which shares of Common Stock are traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.  The Plan, the grant of Plan Awards and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

12.5                           Payroll Tax Withholding.  The Company’s obligation to deliver shares of Common Stock under the Plan shall be subject to applicable federal, state and local tax withholding requirements.  Federal, state and local withholding tax due upon the exercise of any Option may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Optionee or through the withholding of shares otherwise issuable to such Optionee, upon such terms and conditions (including, without limitation, the conditions referenced in Section 7.6) as the Committee shall determine which shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment.  If the Optionee shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Optionee an amount equal to federal, state or local taxes of any kind required to be withheld by the Company.

12.6                           Non-Exclusivity of the Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

12.7                           Exclusion from Benefit Computation.  By acceptance of a Plan Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Plan Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary.  In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Plan Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

12.8                           Governing Law.  The Plan shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

12.9                           Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Options granted under this Plan shall constitute general funds of the Company.

ARTICLE XIII

TERMINATION AND AMENDMENT

13.1                           General.  Unless the Plan shall theretofore have been terminated as hereinafter provided, no Plan Awards may be granted on or after the tenth anniversary of the Effective Date.  The Board or the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements.

13.2                           Shareholder Approval.  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock may be listed during such period of time.

13.3                           Modification.  No termination, modification or amendment of the Plan may, without the consent of the person to whom any Plan Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Plan Award.  No modification, extension, renewal or other change in any Option granted under the Plan shall be made after the grant of such Option, unless the same is consistent with the provisions of the Plan.  With the consent of the Participant and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Participant, including, without limitation, any amendment which would (i) accelerate the time or times at which the Option may be exercised and/or (ii) extend the scheduled expiration date of the Option.  The Committee may, subject to the approval of the Shareholders, and solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Option under the Plan and issue a new Option in substitution therefore, provided that the Option so substituted shall satisfy all of the requirements of the Plan as of the date such new Option is made.